October 12, 1994
                                             New York, New York


Lehman Brothers Inc.
3 World Financial Center
9th Floor
New York, New York  10285

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center, North Tower
10th Floor
New York, New York  10281-1301

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

Salomon Brothers Inc
Seven World Trade Center
31st Floor
New York, New York  10048

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004



Dear Sirs:

          International Lease Finance Corporation, a California corporation (the "Company"), has entered into a Distribution Agreement, dated May 17, 1994 (the "Distribution Agreement"), with you with respect to the issuance and sale by the Company of up to an aggregate principal amount of $500,000,000 of Medium-Term Notes, Series G (the "Notes"), due from nine months to 30 years from the date of issue. The Company proposes to increase the aggregate principal amount of the Notes that can be issued to $1,000,000,000, to revise the maturity dates with respect to the Notes to nine months or more, and to make certain other modifications to the terms of the Notes to be issued. The Company desires to amend the Distribution Agreement to provide that it shall apply to the additional aggregate principal amount of the Notes to be issued and to effect certain changes to the Medium-Term Note Administrative Procedures for Fixed Rate and Floating Rate Notes set forth as Exhibit A to the Distribution Agreement.

          Accordingly, this will confirm the Company's agreement with you that Schedule I and Exhibit A to the Distribution Agreement are each hereby amended and restated as provided in
Schedule I and Exhibit A attached hereto, respectively. All references to the Notes in the Distribution Agreement shall hereinafter refer to the $1,000,000,000 aggregate principal amount of the Notes.

          Except as provided in the preceding paragraph, the terms and conditions of the Distribution Agreement shall remain in full force and effect.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                   Very truly yours,

                                   INTERNATIONAL LEASE FINANCE
                                   CORPORATION


                                   By: /s/ Alan H. Lund
                                   ----------------------------
                                      Name:  Alan H. Lund
                                      Title: Senior Vice President,
                                             Chief Financial Officer
                                              and Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:

LEHMAN BROTHERS INC.               MERRILL LYNCH & CO.
                                   MERRILL LYNCH, PIERCE, FENNER
                                     & SMITH INCORPORATED

By:  /s/                           By:   /s/
   --------------------------          -------------------------------
   Name:                               Name:
   Title:                             Title:


SALOMON BROTHERS INC               MORGAN STANLEY & CO.
                                     INCORPORATED

By:  /s/ Pamela Kendall               By:  /s/ Richard W. Swift
   --------------------------          ------------------------------
   Name: Pamela Kendall               Name:  Richard W. Swift
   Title:                             Title:  Managing Director


GOLDMAN, SACHS & CO.


By:  /s/ Elizabeth J. Ford
   --------------------------
   Name:  Elizabeth J. Ford
   Title:  Vice President

                           SCHEDULE I


Registration Statement No. 33-52763

Amount of the Notes:  $1,000,000,000

Amount of the Securities:  $2,449,080,000



     The Company agrees to pay Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Goldman, Sachs & Co. (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

                    Term                          Commission Rate

     From 9 months to less than one year                .125%
     From one year to less than 18 months               .150%
     From 18 months to less than 2 years                .200%
     From 2 years to less than 3 years                  .250%
     From 3 years to less than 4 years                  .350%
     From 4 years to less than 5 years                  .450%
     From 5 years to less than 6 years                  .500%
     From 6 years to less than 7 years                  .550%
     From 7 years to less than 10 years                 .600%
     From 10 years to less than 15 years                .625%
     From 15 years to less than 20 years                .700%
     From 20 years to 30 years                          .750%
     More than 30 years                                 *


- ------------------
  * As agreed upon between the Company and the Agent at time of sale.

Address for Notice to Agents:

Lehman Brothers Inc.
3 World Financial Center
9th Floor
New York, New York  10285
Attention:  Medium-Term Note Department, Ninth Floor
Telecopy number:  (212) 528-7035
Telephone number:  (212) 640-8400

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center, North Tower
10th Floor
New York, New York  10281-1301
Attention:  MTN Product Management
Telecopy number:  (212) 449-2234

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020
Attention:  Investment Banking Information Center
(telecopy number:  (212) 703-6476)

     with a copy to:

     Morgan Stanley & Co. Incorporated
     1221 Avenue of the Americas
     New York, New York  10020
     Attention:  Managing Director, Continuously Offered Products
     (telecopy number:  (212) 764-7490)

Salomon Brothers Inc
Seven World Trade Center
31st Floor
New York, New York  10048
Attention:  Medium-Term Note Department
(telecopy number:  (212) 783-3350)

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Securities to be delivered by book-entry transfer.